Exhibit 16.01

May 28, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Emergency Filtration Products, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 21, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/S/PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP
3800 Howard Hughes Parkway, Suite 550
Las Vegas, Nevada 89109
Telephone (702) 691-5400
Facsimile (702) 691-5444